                               SECURITY AGREEMENT


    THIS SECURITY AGREEMENT (the "Security Agreement") is made and entered into this 1st day of December, 1995 by and between INTEGRATED SENSOR SOLUTIONS, INC., a California corporation (the "Debtor"), and SILICON SYSTEMS, INC., a Delaware corporation (the "Secured Party").

                                   RECITALS

    A. Pursuant to a Credit Agreement dated December 1, 1995, between Debtor and Secured Party (the "Credit Agreement"), Debtor has provided to Secured Party that certain Secured Promissory Note of even date herewith in the principal amount of $678,683.54 (the "Note"); and

    B. As an inducement for the Secured party to accepting the Note, Debtor has agreed to grant for the benefit of Secured Party a security interest as set forth herein.

                                  AGREEMENT

    1. SECURITY INTEREST. Pursuant to the Uniform Commercial Code, Debtor hereby grants to Secured Party a security interest in the personal property of Debtor, whether now owned or hereinafter acquired (the "Collateral"). Such Collateral, as more fully described at Paragraph 2 below, shall secure payment and performance of the obligations of Debtor, as defined and described at Paragraph 3 below.

    2.   COLLATERAL.

         The Collateral of Debtor is described as follows:

         (a) all inventory of Debtor, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Debtor's business and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

         (b) all equipment of Debtor, now owned or hereafter acquired, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

         (c) any "fixtures" as such term is defined in Division 9313(1)(a) of the Uniform Commercial Code, now owned or hereafter acquired by Debtor; and

         (d) all proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

    3. OBLIGATIONS SECURED. The obligations ("Obligations") secured by this Security Agreement shall include (a) the performance by Debtor of the obligations set forth in the Note, the Credit Agreement and this Security Agreement; (b) all payments made or expenses incurred by Secured Party, including, but not limited to, reasonably attorneys' fees and legal expenses in the exercise, preservation or enforcement of any of the rights, powers or remedies of Secured Party or in the enforcement of the obligations of Debtor under this Agreement, the Credit Agreement or the Note; and (c) any obligations of Debtor to Secured Party arising from amendments, modifications, renewals or extensions of any of the foregoing obligations.

    4.   COLLATERAL ENCUMBRANCES; COVENANTS OF DEBTOR.

         (a) Except as set forth on Schedule 1 hereto (the "Permitted Encumbrances") Debtor owns the Collateral free and clear of any lien except for the lien created by this Security Agreement, and no effective financing statement or other instrument similar in effect, which covers all or any part of the Collateral, is on file in any recording office.

         (b) appropriate financing statements having been filed in the offices of the Secretary of State of California and the [County Recorder of Santa Clara County], this Agreement is effect to create, in favor of Secured Party, a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the Uniform Commercial Code prior to all other liens and encumbrances on the Collateral, except Permitted Encumbrances, and is enforceable as such as against creditors of and purchasers from Debtor other than purchasers of Collateral to the extent that sales of such Collateral to such purchasers are permitted by this Agreement.

         (c) As to the Collateral, Debtor covenants with Secured Party as follows:

              (i) Debtor will keep the Company free of all levies, liens, encumbrances and other security interests, except as set forth on Schedule 1 hereto.

              (ii) Debtor will comply with all laws, statutes and regulations pertaining to the Collateral.

              (iii) Debtor will pay when due all taxes, licenses, charges and other impositions on or for the Collateral.

              (iv) Debtor will execute, file and record such assignments, statements, notices and agreement, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations (whether state, federal or local), as necessary to perfect, evidence and continue Secured Party's security interest in the Collateral.

              (v) Debtor will deliver to Secured Party all instruments and other items of Collateral for which possession is required for perfection.

              (vi) Debtor will, upon demand, give Secured Party such information as reasonably requested concerning the Collateral and Debtor's business, and permit Secured Party to inspect and copy the records thereof.

              (vii) Debtor will keep or require all property which is security for or represented by the Collateral to be insured in amounts, on terms and with carriers as is customary and appropriate for the business in which Debtor is engaged, and shall provide to Secured Party certificates of insurance with respect thereto.

              (viii) Debtor will, as appropriate, properly care for, house, store and maintain the Collateral and any goods represented by the Collateral in good condition, free of misuse, abuse, waste and deterioration, and prepare the Collateral for sale or market according to approved methods, and promptly and duly observe and perform any contract or agreement pertaining to or part of the Collateral.

              (ix) Debtor will not, without Secured Party's written consent, exchange, lease, lend, use, operate, demonstrate, sell or dispose of the Collateral or Debtor's rights therein other than in the ordinary course of business or permit the Collateral to be or become so affixed to realty as to be part of or become a fixture thereof; except, until otherwise notified by Secured Party, equipment goods may be used if they will only be subject to reasonable wear and tear of intended use, inventory goods of raw materials may be used in the regular course of Debtor's business, and inventory goods held for sale may be sold in the regular course of Debtor's business.

              (x) Debtor will not, without Secured Party's written consent, remove the Collateral from or outside of Debtor's chief place of business, except as may be required in the regular course of Debtor's business.

              (xi) Debtor will not, without Secured Party's written consent, permit anything to be done that may impair, or fail to do anything necessary or advisable to preserve, the Collateral's value and the security and insurance coverage.

              (xii) Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien or encumbrance on the Collateral except the Permitted Encumbrances, and will defend the right, title and interest of Secured Party in and to the Collateral and in and to the proceeds thereof against the claims and demands of all persons whomsoever.

              (xiii) Debtor will advise Secured Party promptly, in reasonable detail, (A) against any material lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (B) of any material change in the composition of the Collateral, and (C) of the occurrence of any other event that would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

              (xiv) Upon reasonable notice to Debtor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Secured Party and their representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein.

    5.   DEFAULT.

         (a) The occurrence of any (i) default under the Note, or (ii) breach of this Security Agreement or the Credit Agreement, shall be deemed a default for purposes of this Security Agreement.

         (b)  Upon the occurrence of an event of default pursuant to this
Section 5, Secured Party, in addition to all other rights, powers and privileges enumerated in Section 6 below, may (1) declare the unpaid balance, in whole or in part, of Debtor's Obligations immediately due and payable without demand or notice and proceed to collect same; (2) waive or remedy any default without waiving such default or any prior or subsequent default; and (3) terminate any agreement for financial accommodation.

    6.   REMEDIES.

         (a) Upon the occurrence of an event of default pursuant to Section 5 hereof, Secured Party, in its own or Debtor's name, without notice and at Debtor's expense, may, but is not obligated to:

              (i) as appropriate take possession of the Collateral with or without legal process, require Debtor to assemble the Collateral and make it available to Secured Party at a reasonably convenient place, which shall be designated by Secured Party, or, whether or not the Collateral is present at the place of sale, sell the Collateral at a public sale in the county where such Collateral is located or where this Agreement was made, or sell the Collateral at a private sale and bid at such private sale;

              (ii) notify any obligor or account debtor on Collateral to make payment to Secured Party;

              (iii) collect, by legal proceedings or otherwise, and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of Collateral;

              (iv) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

              (v)    insure, process and preserve the Collateral;

              (vi) transfer the Collateral to their own or their nominee's name; and

              (vii) make any compromise or settlement, and take any action it deems advisable, and upon demand Debtor will pay the same to Secured Party together with any deficiency or balance on Debtor's Obligations remaining after any sale or other disposition of the Collateral by Secured Party, with interest at the applicable rate set forth in the Credit Agreement or as otherwise agreed.

         (b) Notwithstanding subparagraph (a) above and upon the occurrence of any event of default under Section 5 hereof, Secured Party may exercise any other rights or remedies that it may have as a secured party under applicable law.

         (c) Debtor also agrees to pay all costs of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of its rights and remedies hereunder.

    7.   SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power or substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement.

         (b) Secured Party agrees that, except as upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Secured Party pursuant to this
Section 7. Debtor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with any interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

         (c) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

         (d) Debtor also authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of any Event of Default,
(i) to communicate in its own name with any party to any contract or agreement which is part of the collateral hereunder with regard to the assignment of the right, title and interest of Debtor in and under such contracts and agreements and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

    8.   Termination.

         (a) This Security Agreement and the security interest granted to Secured Party by Debtor hereunder shall terminate upon satisfaction in full of all of the Debtor's Obligations to Secured Party by payment or conversion or otherwise.

         (b) If applicable, and promptly upon termination of this Security Agreement, Secured Party agrees to execute and file with the California Secretary of State a termination statement on Form UCC-2 terminating Secured Party's security interest in the Collateral. This subparagraph (b) is subject to specific performance and injunctive relief for the benefit of Debtor in the event of a failure by Secured Party to duly comply with a reasonable request for such compliance.

    9.   GENERAL.

         (a) Such care as Secured Party gives to the safekeeping of its own property of like kinds shall constitute reasonable care of the Collateral when in Secured Party's possession, but Secured Party is not required to make presentment, demand or protest, or give notice and need not take action to preserve any rights against prior parties in connection with any obligation or evidence of indebtedness held as Collateral.

         (b) Debtor shall give Secured Party prior written notice of (i) any change of place of business and address thereof, (ii) any change in name of Debtor, and (iii) any change in policies or certificates of insurance required for Collateral. Debtor hereby assigns to Secured Party any return or unearned premium that becomes dues on any insurance which covers the Collateral.

         (c) This Security Agreement is a continuing agreement and shall apply to all past, present and future Obligations of Debtor to Secured Party, whether or not such Obligations continue, increase, decrease or create new indebtedness after or before payment of any prior indebtedness, notwithstanding the bankruptcy of, or other event or proceedings affecting the Debtor.

         (d) Time is of the essence. Acceptance of partial or delinquent payments or failure to exercise any right, power or remedy shall not waive any Obligation of Debtor or modify this Security Agreement. Secured Party, and its successors and assigns, have all rights, powers and remedies herein and as provided by law, including the rights, powers and remedies of a secured party under the Uniform Commercial Code, and may exercise the same and effect any set-off and proceed against the Collateral or other security for Debtor's Obligations at any time.

    10. CUMULATIVE RIGHTS. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, or any other agreement between Debtor and Secured Party or otherwise, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

    11. WAIVER. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any of the Collateral or to pursue any remedy in Secured Party's power.

    12. BINDING UPON SUCCESSORS. All rights of Secured Party under this Security Agreement shall inure to the benefit of their successors and assigns, and all obligations of Debtor shall bind its successors and assigns.

    13. ENTIRE AGREEMENT; SEVERABILITY. This Security Agreement contains the entire agreement between Secured Party and Debtor with respect to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

    14. CHOICE OF LAW. This Security Agreement shall be construed in accordance with and governed by the internal laws of the State of California, and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

    15. PLACE OF BUSINESS; TRADE NAME; COLLATERAL LOCATION; RECORDS. Debtor represents that its principal offices are located in 625 River Oaks Parkway, San Jose, California 95134 and that Integrated Sensor Solutions, Inc. is the only trade name or style used by Debtor and that the Collateral described in Paragraphs 2(a) through 2(d) hereof is located at the locations listed on
Schedule 2 hereto and that Debtor's records concerning the Collateral are kept at Debtor's principal offices in San Jose, California.

    16. NOTICE. Any written notice, consent or other communication provided for in this Security Agreement shall be deemed given if delivered by hand, by courier against receipt, by certified or registered mail, return receipt requested, or by overnight delivery service providing evidence of receipt, at the following addresses, or to such other address with respect to any party as such party shall notify the other in writing:

         Secured Party:      Silicon Systems, Inc.
                             14351 Myford Road
                             Tustin, California 92680-7022
                             Attn:  Corporate Counsel
                             Tel. No.:  (714) 573-6725
                             Fax No.:  (714) 573-6908

         Debtor:             Integrated Sensor Solutions, Inc.
                             625 River Oaks Parkway
                             San Jose, California 95134
                             Attn:  President
                             Tel. No.:  (408) 324-1044
                             Fax No.:  (408) 324-1055

    17. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between or among the Debtor and Secured Party arising out of or relating to this Security Agreement, or the breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DEBTOR

                                    INTEGRATED SENSOR SOLUTIONS, INC.


                                    By: /s/ M.D. NAIK
                                       ------------------------------------


                                    SECURED PARTY

                                    SILICON SYSTEMS, INC.

                                    By: /s/ WILLIAM BENDISH
                                       ------------------------------------

                                    Its: Sr VP/CFO
                                        -----------------------------------

                                  Schedule 1
                                      to
                              Security Agreement

                                  PRIOR LIENS


    Lien of Silicon Valley Bank pursuant to a Business Loan Agreement dated
June 7, 1995, between Silicon Valley Bank and ISS, as evidenced by the UCC-1 Financing Statement No. 95 17160725 filed with the California Secretary of State on June 19, 1995.

                                  Schedule 2
                                      to
                              Security Agreement

                            LOCATION OF COLLATERAL




    Integrated Sensor Solutions, Inc.
    625 River Oaks Parkway
    San Jose, California 95134

                             State of California
                           Uniform Commercial Code

                             Financial Statement
                                 Form UCC-1





                          [COPY OF FORM PLACED HERE]

                           SECURED PROMISSORY NOTE

$678,683.54                                                 December 1, 1995
                                                            San Jose, California



    FOR VALUE RECEIVED, INTEGRATED SENSOR SOLUTIONS, INC., a California corporation ("ISS"), hereby promises to pay to SILICON SYSTEMS, INC., a Delaware corporation ("SSi"), at the registered office of SSi, the principal sum of Six Hundred Seventy-Eight Thousand Six Hundred Eighty-Three Dollars and Fifty-Four Cents ($678,683.54), in lawful money of the United States of America and in immediately available funds, on or before the earlier of (i) December 1, 1996, or (ii) the consummation of a public offering by ISS of its Common Stock, in accordance with the terms and provisions of Credit Agreement dated December 1, 1995 between ISS and SSi (the "Credit Agreement"), and to pay interest on such principal amount, at such office, until such amount shall be paid in full, at the rates per annum and as provided for in the Credit Agreement.

    Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events. The obligations of ISS under this Note are secured pursuant to a Security Agreement dated December 1, 1995, between ISS and SSi (the "Security Agreement"), and all terms and conditions of the Credit Agreement and Security Agreement are incorporated herein.

    ISS waives presentment, demand, and notice of dishonor, protest and nonpayment.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

                                               INTEGRATED SENSOR SOLUTIONS, INC.


                                               By:    /s/ M.D. Naik
                                                  -----------------------------
                                                      Name:     M.D. Naik
                                                      Title:    President